                                                                       EXHIBIT 5

                                 April 23, 1997

The Sherwin-Williams Company
101 Prospect Avenue, N.W.
Cleveland, Ohio  44115-1075

         RE:      REGISTRATION STATEMENT ON FORM S-8
                    OF THE SHERWIN-WILLIAMS COMPANY

Ladies and Gentlemen:

         As General Counsel for The Sherwin-Williams Company, an Ohio corporation (the "Company"), I am delivering this opinion for use as an Exhibit to the Form S-8 Registration Statement (the "Registration Statement") relating to The Sherwin-Williams Company 1997 Stock Plan for Nonemployee Directors (the "Plan"). With respect thereto, I have examined:

         A. The Registration Statement, including the Exhibits filed therewith and the Prospectus related thereto; and

         B. Such other documents and instruments as I have deemed necessary to render the opinion set forth below.

         Based upon the foregoing, I am of the opinion that shares of Common Stock, when sold pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable. This opinion is limited to original issuance securities, if any, issued pursuant to the terms of the Plan after the date of this opinion.

         I am a member of the Bar of the State of Pennsylvania and do not purport to be an expert in, nor do I express any opinion with respect to, the laws of any jurisdiction other than the Federal laws of the United States and the laws of the States of Ohio and Pennsylvania.

         I am delivering this opinion solely in connection with the filing of the Registration Statement. This letter may not be relied upon for any other purpose or by any person other than the directors and officers of the Company.

         I consent to the filing of this opinion as Exhibit 5 to the above-mentioned Registration Statement and to the reference to me, in my capacity as General Counsel of the Company, under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                           Very truly yours,

                                           /s/  L.E. Stellato